UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

NETWORK CN INC.
(Name of Registrant as Specified In Its Charter)

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Network CN Inc.
Room 2120 & 2122, Leighton Centre, 77 Leighton Road, Causeway Bay, Hong Kong
Tel : 852 2833 2186	Fax : 852 2295 6977

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
To Our Stockholders:

This Information Statement is first being mailed on or about August 13, 2012 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Network CN Inc., a Delaware corporation (the “Company”), as of the close of business on July 30, 2012 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting, dated July 30, 2012 (the “Written Consent”) of the stockholders of the Company owning a majority of the outstanding shares of Common Stock of the Company (the “Majority Stockholders”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Network CN Inc..

The Written Consent:

1.
approved the re-election of five (5) current members of the Board of Directors, to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.
ratified the selection of Hong Kong Great Wall Certified Public Accountants Limited, as the Company’s independent registered public accounting firm, in accordance with the Sarbanes-Oxley Act of 2002, to audit the consolidated financial statements of the Company and its subsidiaries and variable interest entity for the fiscal year ending December 31, 2012, and the pre-approval of all auditing services and all audit related, tax or other services not prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be performed for the Company by Hong Kong Great Wall Certified Public Accountants Limited, subject to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act;

3.	approved the compensation of our named executive officers; and

4.	approved the amendment of the 2007 Equity Incentive Plan to increase the maximum number of shares of common stock of the Company that may be issued and sold from 21,400,000 to 31,400,000.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (“DGCL”) and our Bylaws to approve the actions described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to the stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Earnest Leung
Earnest Leung
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about August 13, 2012, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDERS

Under the DGCL and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the (1) re-election of our directors, (2) ratification of appointment of our independent registered public accounting firm, (3) compensation received by our named executive officers and (4) the amendment of the 2007 Equity Incentive Plan to increase the maximum number of shares of common stock of the Company that may be issued and sold from 21,400,000 to 31,400,000 require the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 97,045,008 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On July 30, 2012, the Majority Stockholders unanimously adopted resolutions approving the (1) re-election of our directors, (2) ratification of appointment of our independent registered public accounting firm, (3) compensation received by our named executive officers and (4) the amendment of the 2007 Equity Incentive Plan to increase the maximum number of shares of common stock of the Company that may be issued and sold from 21,400,000 to 31,400,000.

CONSENTING STOCKHOLDERS

On July 30,2012, the Majority Stockholders being the record holders of 50,039,608 shares of our Common Stock, constituting approximately 51.6% of the issued and outstanding shares of our Common Stock, consented in writing to (1) re-elect our directors, (2) ratify the appointment of our independent registered public accounting firm, (3) approve the compensation received by our named executive officers and (4) the amendment of the 2007 Equity Incentive Plan to increase the maximum number of shares of common stock of the Company that may be issued and sold from 21,400,000 to 31,400,000 (together, the “Stockholder Actions”).

We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the foregoing Stockholder Actions. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the Stockholder Actions were taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

DISSENTER’S RIGHTS

Under Delaware law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the Stockholder Actions.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director since January 1, 2011, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon.  None of our directors opposed the actions to be taken by the Company.

OUR MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions held with respect to each Director and Executive Officer of the Company as of the date of July 30, 2012.

Name	Age	Position	Director Since
Earnest Leung	55	Chief Executive Officer and Chairperson of the Board	2009
Godfrey Hui	52	Deputy Chief Executive Officer and Director	2002
Shirley Cheng	34	Interim Chief Financial Officer and Corporate Secretary	N/A
Ronald Lee	65	Director	2009
Gerald Godfrey	83	Director	2009
Serge Choukroun	52	Director	2010
Charles Liu (1)	61	Director	2011

Remarks:

Each Director serves until our 2012 annual stockholders meeting and until their respective successors are duly elected and qualified or earlier resignation or removal.

1)  On November 8, 2011, the Board of Directors of the Company, resolved to increase the authorized number of Board members from five to six members, and to appoint Mr. Charles Liu to fill the vacancy occasioned by the increase, effective as of November 16, 2011.

Earnest Leung has served as the Company’s director since May 11, 2009, and as Chief Executive Officer and Chairperson of the Board of the Company since July 15, 2009. Dr. Leung has over 20 years’ experience in the investment banking industry.  Since November 2004, he has worked as a financial advisor and consultant in Hong Kong and currently serves as a director of Keywin Holdings Limited, an investment company, and of Statezone Ltd, a financial consulting company owned and controlled by Dr. Leung. From June 2009 to August 2011, he also served as a director and chief executive officer of China Boon Holdings Limited, which is listed on Hong Kong Main Board engaging in the distribution of consumer electronic products and home appliances as well as trading of scrap metals and leather and extending its business to cemetery business in 2009.  Prior to that, Dr. Leung served, from September 1994 to October 2004, as Senior Director and Head of Investment, Asia for American Express Bank.  Dr. Leung also held various senior investment positions with BNP Paribas Bank, New Zealand Insurance and Bank of America Trust. Dr. Leung holds an honorary doctor degree from International American University. Dr. Leung was appointed as a director because of his extensive knowledge of capital markets through his various senior positions in financial institutions and because of his in-depth business management experience.

Godfrey Hui has served as Company’s director since April 2002, and as Deputy Chief Executive Officer since July 15, 2009. Mr. Hui also served from April 2002 to July 2009 as the Company’s Chief Executive Officer. Mr. Hui had over twenty years’ experience in the hotel industry prior to founding our Company. He has worked for several international and regional hotel groups, including Hopewell Holdings Limited, a Hong Kong based real estate developer, where Mr. Hui worked in various capacities including Director of Operations, Finance and Development of the Hotel Division, Executive Assistant to the Chairman, Chairman of the Executive Committee, and Group Financial Controller and was responsible for management and financial issues, and Mega Hotels Management Limited (now a subsidiary of Hopewell), where he served as Director of Finance, Development and Operations. Mr. Hui holds a Bachelor of Science in Business Management from the Chinese University of Hong Kong and a Master’s Degree in Finance and Investment from the University of Hull. Mr. Hui also serves as an independent non-executive director of Vinda International Holdings Limited, which is listed on Hong Kong Main Board engaging in manufacturing and sale of household consumable paper. Mr. Hui was appointed as a director because he is the founder of the Company and has served as a member of our Board since 2002. He has in-depth knowledge of the Company’s operation, strategy, financial condition and competitive position.

Shirley Cheng was appointed as the Company’s Interim Chief Financial Officer and Corporate Secretary on April 1, 2012. She has served as the Finance Manager of NCN Group Management Limited, the Company’s subsidiary, since March 2008. Prior to that, Ms. Cheng served from 2004 to 2008 as an auditor with PricewaterhouseCoopers, an international firm of certified public accountants.  Ms. Cheng holds a Bachelor’s Degree in Business Administration with a major in Accountancy from the Hong Kong Baptist University and is an associate member of the Hong Kong Institute of Certified Public Accountants.

Ronald Lee has served as the Company’s director since July 2, 2009. Mr. Lee is the founder and has served as the Sole Proprietor of Ronald H. T. Lee & Co., Certified Public Accountants since 1973. He also has served as senior consultant of UHY Vacation HK CPA Limited, Chartered Accountants, Certified Public Accountants since 2007. Mr. Lee has over 40 years’ experience in accounting industry. Mr. Lee graduated from the Hong Kong Technical College in 1967 (now the Hong Kong Polytechnic University) and is a fellow member of the Australian Society of Certified Practising Accountants and the Hong Kong Institute of Certified Public Accountants. He is also an associate member of the Institute of Chartered Accountants in England & Wales, The Taxation Institute of Hong Kong and the Society of Chinese Accountants and Auditors. Mr. Lee was appointed as a director due to his extensive auditing experience and financial expertise with over 40 years’ experience in the accounting industry, which provides a strong foundation to serve as the Chairman of our Audit Committee.

Gerald Godfrey has served as the Company’s director since July 2, 2009. Mr. Godfrey is now retired, was a partner with Charlotte Horstmann & Gerald Godfrey Ltd., a Hong Kong-based company that dealt in Asian antiques and art, from 1955 to 2005. From 1997 to 2003, Mr. Godfrey served as an independent non-executive director of the Millennium Group, a Hong-Kong based company that assists corporations, developers and investors with selling, leasing or investing in office, industrial, distribution, retail, land and resort properties in Asia. Mr. Godfrey served as Honorary Consul General to the Kingdom of Morocco from 1984 to 2004, and voting member of the Hong Kong Jockey Club. Mr. Godfrey received an M.A. from the Oxford University in 1951. Mr. Godfrey was appointed as a director because of his strong network connection and also his extensive company board and committee experience.

Serge Choukroun has served as the Company’s director since August 4, 2010. Mr. Choukroun was the sole director and shareholder of Mega-link International Holdings Limited, a garment sourcing organization during the past five years. Prior to that, he served as a vice president of Mirage Inc., a major garment corporation located in New York. Mr. Choukroun was also a former independent director of China Boon Holdings Limited (formerly known as Vision Tech International Holdings Limited), a company listed on the Hong Kong Main Board and of which Dr. Leung also serves as a director and chief executive officer. He has resided and worked in Hong Kong for over 20 years. He holds a degree in Accounting from the Academy of Creteil-Paris-Versailles (France). Mr. Choukroun was appointed as a director because of his diverse business management experience and his extensive company board and committee experience.

Charles Liu has serviced as the Company’s director since November 8, 2011. Mr. Liu has over 38 years’ experience in the banking industry, and has worked since January 2009 as a financial advisor to various listed and private companies. Prior to that, Mr. Liu served from August 1970 to December 2008, in various capacities with Citibank Hong Kong, and since March 2004, as Director of its Asia Pacific Regional Processing Center, focusing on syndicated loans, agencies and trusts. Mr. Liu was appointed as a director because of his extensive knowledge of capital markets through his various senior positions in banking industry.

Identification of Certain Significant Employees

We have no employees who are not executive officers, but who are expected to make a significant contribution to our business.

Family Relationships

There are no family relationships between any directors or officers of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	been convicted in a criminal proceeding or is a named subject to a pending criminal (excluding traffic violations and other minor offenses);

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

4.
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity  Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission statements of ownership and changes in ownership. The same persons are required to furnish us with copies of all Section 16(a) forms they file. We believe that, during fiscal 2011, all of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities complied with the applicable filing requirements except:

1)	a late Form 4 report was filed for Godfrey Gerald on November 29, 2011, to report the stock award of 120,000 shares of common stock vested on June 30, 2012, effective July 5, 2011;

2)	a late Form 4 report was filed for Ronald Lee on November 29, 2011, to report the stock award of 120,000 shares of common stock vested on June 30, 2012, effective July 5, 2011;

3)	a late Form 4 report was filed for Serge Choukroun on November 29, 2011, to report the stock award of 120,000 shares of common stock vested on June 30, 2012, effective July 5, 2011; and

4)	a late Form 3 report was filed for Charles Liu on November 29, 2011, to report the stock award of 75,000 shares of common stock vested on June 30, 2012, effective November 16, 2011.

In making these statements, we have relied upon examination of the copies of all Section 16(a) forms provided to us and the written representations of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Board Leadership Structure

Our board of directors is currently comprised of Ronald Lee, Gerald Godfrey, Serge Choukroun and Charles Liu who each serves on our board of directors as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc., or the “Nasdaq Marketplace Rules”. The board of directors has determined that Mr. Ronald Lee possesses the accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Our Board of Directors has also determined a lead independent director is not necessary and has not appointed one at this time. In making these determinations, the Board of Directors considered the relative size of the Company, the size of the Board of Directors and the fact that all the majority members of the Board of Directors are independent directors. The Board of Directors believes that Dr. Earnest Leung serves as both Chairperson of the board and Chief Executive Officer is in the best interest of the Company and its stockholders. Dr. Leung is the director most familiar with the PRC environment and our business, possess in-depth diverse business management experience, and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The current combined position of Chairperson and Chief Executive Officer promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy and business plans. The Board of Directors also believes that our overall corporate governance policies and practices adequately address any governance concerns raised by the dual chairperson and chief executive officer role.

Board Committees

Our board of directors currently has three standing committees which perform various duties on behalf of and report to the board of directors: (i) audit committee, (ii) remuneration committee and (iii) nominating committee. From time to time, the board of directors may establish other committees. Each of the three standing committees is comprised entirely of independent directors as follows:

Name of Director	Audit	Nominating	Remuneration
Ronald Lee	C	-	M
Gerald Godfrey	-	M	C
Serge Choukroun	M	C	-
Charles Liu	M	M	-

C = Chairperson
M = Member

The Board of Directors has adopted a written charter for each of these committees, copies of which can be found on our website at www.ncnmedia.com .

Audit Committee

Our board of directors established an Audit Committee in September 2007. Our Audit Committee currently consists of three members: Ronald Lee, Serge Choukroun and Charles Liu, each of whom is “independent” as that term is defined under the Nasdaq Marketplace Rules, as currently in effect. In addition, the Board of Directors has determined that Mr. Ronald Lee is an “audit committee financial expert” as defined by SEC rules. Mr. Ronald Lee is a qualified accountant with many years of finance and audit experience. He serves as the chairperson of the Audit Committee.

The Audit Committee oversees our accounting, financial reporting and audit processes; appoints, determines the compensation of, and oversees, the independent auditors; pre-approves audit and non-audit services provided by the independent auditors; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and practices and procedures used in preparing our financial statements; and reviews our internal controls.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors without members of management present on regularly basis to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope and fees for the audit services to be performed.

Remuneration Committee

Our board of directors established a Remuneration Committee in September 2007. Our Remuneration Committee consists of two members: Ronald Lee and Gerald Godfrey, each of whom is “independent” as that term is defined under the Nasdaq Marketplace Rules, as currently in effect. Mr. Godfrey serves as the chairperson of the Remuneration Committee.

The Remuneration Committee (i) oversees and makes general recommendations to the Board of Directors regarding our compensation and benefits policies; (ii) oversees, evaluates and approves cash and stock compensation plans, policies and programs for our executive officers; and (iii) oversees and sets compensation for the Board of Directors. Our Chief Executive Officer may not be present at any meeting of our compensation committee during which his compensation is deliberated.

All the compensation packages for executive officers and directors including both employee directors and non-employee directors are recommended and proposed by the Remuneration Committee. In determining compensation for executive officers other than the Chief Executive Officer, the Remuneration Committee considers, among other things, the recommendations of the Chief Executive Officer. However, the full Board of Directors determines all such compensation packages.

The Remuneration Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a sub-committee of the Remuneration Committee consisting of one or more members of the Committee. The Remuneration Committee has no current intention to delegate any of its authority to any subcommittee. Also, the Remuneration Committee did not engage any compensation consultants in determining or recommending the amount or form of executive and director compensation in the past.

Nominating Committee

Our board of directors established a Nominating Committee in September 2007. Our Nominating Committee currently consists of two members: Serge Choukroun and Gerald Godfrey, each of whom is “independent” as that term is defined under the Nasdaq Marketplace Rules, as currently in effect. Mr. Choukroun serves as the chairperson of the Nominating Committee.

The Nominating Committee (i) considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees; (ii) develops and recommends governance principles applicable to the Company; and (iii) oversees the evaluation of the Board of Directors and management from a corporate governance perspective.

Although our bylaws do not contain provisions which specifically address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders, the Nominating Committee will consider director candidates recommended by stockholders. In evaluating candidates submitted by stockholders, the Nominating Committee will consider (in addition to the criteria applicable to all director candidates described below) the needs of the Board and the qualifications of the candidate, and may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. In general, to have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

1.	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

2.
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at Network CN Inc., Room 2120 & 2122, Leighton Centre, 77 Leighton Road, Causeway Bay, Hong Kong. For a candidate to be considered for nomination by the Nominating Committee at an annual meeting, a stockholder recommendation must be received not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating Committee does not have any formal criteria for director nominees; however, it believes that director nominees should have certain minimum qualifications, including the highest personal and professional integrity and values, an inquiring and independent mind, practical wisdom and mature judgment. In evaluating director nominees, the Nominating Committee also considers an individual’s skills, character, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, develop our business and represent stockholder interests.

As described above, the Nominating Committee will consider candidates recommended by stockholders. It will also receive suggestions of candidates from current Board members, the Company’s executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating Committee.

After a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. The Nominating Committee members may contact the person if the person should be considered further. Generally, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate and members of the committee or other Board members. In certain instances, Nominating Committee members or other Board members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, in the case of such a candidate the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Board’s Role in Risk Oversight

Our Board of Directors recognizes that, although risk management is a primary responsibility of the Company’s management, the Board plays a critical role in oversight of risk. The Board, in order to more specifically carry out this responsibility, has assigned certain task focusing on reviewing different areas including strategic, operational, financial and reporting, compensation, compliance, corporate governance and other risks to the relevant Board Committees as summarized above. Each Committee then reports to the full Board ensuring the Board’s full involvement in carrying out its responsibility for risk management.

Board Meetings and Committees; Annual Meeting Attendance

During fiscal year 2011, the Board of Directors held eleven (11) meetings and acted by written consent six (6) times. The number of meetings held by the three standing committees during fiscal 2011 was as follows:

Committee	No. of meetings
Audit Committee	3
Remuneration Committee	2
Nominating Committee	2

All of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which they served during fiscal 2011.

Independent Directors

Our Board has determined that Ronald Lee, Gerald Godfrey, Serge Choukroun and Charles Liu qualify as independent directors” within the meaning of applicable NASDAQ Listing Rules and Section 301 of the Sarbanes-Oxley Act of 2002.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by submitting an email to info@ncnmedia.com or by writing to us at Network CN Inc., Attention: Investor Relations, Room 2120 & 2122, Leighton Centre, 77 Leighton Road, Causeway Bay, Hong Kong. Stockholders who would like their submission directed to a member of the Board of Directors may so specify. All communications will be reviewed by our Chief Executive Officer.

Code of Business Conduct and Ethics

A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) prompt reporting of violations of the code to an appropriate person and (e) accountability for adherence to the Code. We are not currently subject to any law, rule or regulation requiring that we adopt a Code of Business Conduct and Ethics. However, we have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code of business conduct and ethics is filed as Exhibit 14.1 to our Form 10-K filed on March 18, 2011, and is also available on our corporate website at www.ncnmedia.com .

EXECUTIVE COMPENSATION

Persons Covered

As of December 31, 2011, there were only three Executive Officers including Chief Executive Officer, Deputy Chief Executive Officer and Chief Financial Officer in the Company. The Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2011 and the Company’s executive officer as of December 31, 2011, or the Named Executive Officers are set forth below:
Name	Position
Earnest Leung	Chief Executive Officer and Chairperson of the Board
Godfrey Hui	Deputy Chief Executive Officer and Director
Jennifer Fu	Former Chief Financial Officer and Former Corporate Secretary

On January 20, 2012, the Company reported that the Company’s Chief Financial Officer and Corporate Secretary, Ms Jennifer Fu, had tendered her resignation from her position for personal reasons. Ms. Fu’s resignation was effective on April 1, 2012. On the same day, the Board of Directors of the Company appointed Ms. Shirley Cheng to serve as the Company’s Interim Chief Financial Officer and Corporate Secretary.

Compensation Discussion and Analysis

Overview

The Company’s executive compensation program is generally designed to align the interests of executives with the interests of shareholders and to reward executives for achieving the Company’s objectives. The executive compensation program is also designed to attract and retain the services of qualified executives.

All the compensation packages for executive officers are recommended and proposed by the Remuneration Committee. In determining compensation for executive officers, the Remuneration Committee considers the officers’ current compensation, the level of executive compensation packages for similarly situated companies, changes in cost of living, our financial condition, our operating results and individual performance. However, the full Board of Directors determines all such compensation packages.

Executive compensation generally consists of base salary, bonuses and long-term incentive equity compensation such as stock grants or additional options to purchase shares of the Company’s common stock as well as various health and welfare benefits. The Board has determined that both the base salary and long-term incentive equity compensation should be the principal component of executive compensation. The Board has not adopted a formal bonus plan, and all bonuses are discretionary.

Elements of Compensation

The executive compensation for (i) the Company’s Chief Executive Officer and Chief Financial Officer and (ii) the Company’s compensated executive officer who were serving as executive officers (collectively “Named Executive Officers”) for fiscal 2011 primarily consisted of base salary, long term incentive equity compensation, income tax reimbursement, and other compensation and benefit programs generally available to other employees.

Base Salary . The Board establishes base salaries for the Company’s Named Executive Officers based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in the Company’s peer group for similar positions. Generally, the Board believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy.

Base salaries are reviewed annually, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Bonuses . Bonuses are intended to compensate the Named Executive Officers for achieving the Company’s financial performance and other objectives established by the Board each year. The Board currently does not adopt a formal bonus plan and all bonuses are discretionary.

Long-Term Incentive Equity Compensation . The Board believes that stock-based awards promote the long-term growth and profitability of the Company by providing executive officers with incentives to improve shareholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions. The Named Executive Officers were eligible to receive certain number of shares of common stock of the Company. On July 15, 2009, the Company agreed to grant certain number of shares of common stock of the Company to each of Dr. Earnest Leung, Mr. Godfrey Hui and Ms. Jennifer Fu in the following amounts: Dr. Leung : 6,000,000 shares; Mr. Hui: 2,000,000 shares and Ms Fu: 200,000 shares for their first two years' service to the Company. The Company cannot currently determine the number or type of additional awards that may be granted to eligible participants under the long-term incentive equity compensation plan in the future. Such determination will be made from time to time by the Remuneration Committee (or Board).

Income Tax Reimbursement . Dr. Earnest Leung and Mr. Godfrey Hui were fully reimbursed by the Company for their Hong Kong personal income taxes resulting from their employment under the employment agreement dated July 15, 2009 while Ms Jennifer Fu was reimbursed by the Company for her Hong Kong personal income taxes resulting from 200,000 shares of common stock of the Company granted to her.
Change-In-Control and Termination Arrangements . The employment agreements with current Named Executives may be terminated by giving the other party three-month advanced notice, except Ms. Jennifer Fu may be terminated with one-month advance notice. Other than as disclosed above, the Company does not have change-in-control arrangements with any of its current Named Executives, and the Company is not obligated to pay severance or other enhanced benefits to executive officers, unless otherwise stated in Hong Kong Employment Ordinance, upon termination of their employment.

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid during fiscal years 2011, 2010 and 2009, to the Named Executive Officers:

Name and Principal Position	Year	Salary ($)	(1) Bonus ($)	(2) Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(3) All Other Compensation ($)	Total ($)
Earnest Leung, Chief Executive Officer and Director	2011	69,231	-	-	-	-	-	87,782	157,013
	2010	92,308	-	-	-	-	-	63,077	155,385
	2009	46,154	-	900,000	-	-	-	31,538	977,692

Godfrey Hui, Deputy Chief Executive Officer and Director	2011	69,231	-	-	-	-	-	69,659	138,890
	2010	92,308	-	-	-	-	-	92,649	184,957
	2009	161,538	-	300,000	-	-	-	95,783	557,321

Jennifer Fu, Former Chief Financial Officer and Former Corporate Secretary	2011	79,263	-	-	-	-	-	10,769	90,032
	2010	75,385	-	-	-	-	-	10,000	85,385
	2009	72,495	-	30,000	-	-	-	1,538	104,033

(1)
No bonus was paid to the Named Executive Officers in fiscal 2011, 2010 and 2009. The amounts reflected the salary paid to the Executives during each of fiscal years. The Company withheld 3 month salary payment for Dr. Leung and Mr. Hui during the fiscal year ended December 31, 2011.

(2)
As required by SEC rules, amounts in the column “Stock Awards” present the aggregate grant date fair value of awards made each year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ 718 Compensation—Stock Compensation (“FASB ASC 718”). The grant date fair value of each of the executives’ award is measured based on the closing price of our common stock on the date of grant.

These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees, executives and directors is generally recognized over the requisite services period. The SEC’s disclosure rules previously required that we present stock award information based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards. However, the recent changes in the SEC’s disclosure rules require that we now present stock award amounts using the grant date fair value of the awards granted during the corresponding year.

The aggregate number of stock awards vested to each of the Named Executive Officers for his/her service rendered in each fiscal period was summarized as follows:

Named Executive Officer	2011	2010	2009
Earnest Leung	-	-	6,000,000
Godfrey Hui	-	-	2,000,000
Jennifer Fu	-	200,000	-

As of December 31, 2011, all the above stocks were issued to each of Named Executive Officers.

(3)
All other compensation only represents the followings:

(a) a monthly contribution of HK$1,000 (approximately $128) paid by the Company into a mandatory provident fund for the benefit of each of the Named Executive Officers;

(b) monthly cash allowance of HK$40,000 (approximately $5,128) paid to Dr. Earnest Leung and Mr. Godfrey Hui commencing from July 2009 and monthly allowance of HK$6,000 (approximately $769) paid to Ms. Jennifer Fu commencing from February 2010; The Company withheld 3 month cash allowance for Dr. Leung and Mr. Hui during the fiscal year ended December 31, 2011; and

(c) income tax reimbursement paid to Dr. Earnest Leung, Mr. Godfrey Hui and Ms Jennifer Fu during each fiscal year. As the Company disclosed the income tax reimbursement accrued to each of executives for past years, the amounts reported in the table above differ from the amounts previously reported in our Summary Compensation Table for the same persons in those same years. As of December 31, 2011, the accrued income tax reimbursement to Dr. Leung, Mr. Hui and Ms Fu was $59,977, $34,578 and $1,188 respectively.

There is no item that is not a perquisite or personal benefit (such as tax reimbursements and contributions to the mandatory provident fund) whose value exceeds $10,000 for each Named Executives.

Employment Contracts

On July 15, 2009, the Company entered into separate executive employment agreements with each of Dr. Earnest Leung and Mr. Godfrey Hui, in connection with their services to the Company as our Chief Executive Officer and Deputy Chief Executive Officer, respectively. Under the terms of the agreements, each of Dr. Leung and Mr. Hui will receive a monthly salary of HK$60,000 (approximately $7,692) and a monthly allowance of HK$40,000 (approximately $5,128) and we have agreed to grant each of Dr. Leung and Mr. Hui, of 6 million shares and 2 million shares of our common stock, respectively, for their first two years of service to the Company. We will fully reimburse them for their Hong Kong personal income taxes resulting from their employment under the agreements. Each of the executives has also agreed to customary non-competition and confidentiality provisions and the agreements may be terminated by the Company at any time without notice or payment, in the event that any of the executives engage in misconduct or dereliction of duty.

On February 5, 2010, Jennifer Fu was appointed as the Company’s Chief Financial Officer. Ms Fu is entitled to a monthly salary of HK$49,000 (approximately $6,282) which was subsequently increased to HK$51,750 (approximately $6,635) in February 2011 and a monthly allowance of HK$6,000 (approximately $769). We have agreed to grant Ms. Fu 0.2 million shares of our common stock for her first two years of service to the Company and will fully reimburse her for her Hong Kong personal income taxes resulting from the 0.2 million shares granted to her. The employment may be terminated by the Company at any time without notice or payment, in the event that any of the executives engage in misconduct or dereliction of duty.

Retirement Benefits

Currently, we do not provide any employees, including our named executive officers any company sponsored retirement benefits other than a state pension scheme in which all of our employees in China participate.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of awards to the Named Executive Officers during the year ended December 31, 2011:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Options Awards	Closing Price on Grant Date ($/share)
Earnest Leung	-	-	-	-	-	-
Godfrey Hui	-	-	-	-	-	-
Jennifer Fu	-	-	-	-	-	-

No stock awards were granted to the Company’s Named Executive Officers during fiscal year 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the equity awards outstanding at December 31, 2011 for each of the named executive officers.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Earnest Leung	-	-	-	-	-	-
Godfrey Hui	-	-	-	-	-	-
Jennifer Fu	-	-	-	-	-	-

Potential Payments upon Termination or Change-in Control

The employment agreements with current Named Executives may be terminated by giving the other party three-month advanced notice, except Ms. Jennifer Fu may be terminated with one-month advance notice. Other than as disclosed above, the Company does not have change-in-control arrangements with any of its current Named Executives, and the Company is not obligated to pay severance or other enhanced benefits to executive officers, unless otherwise stated in Hong Kong Employment Ordinance, upon termination of their employment. Accordingly, there is no potential payments payable to our current Named Executive Officers upon termination or change-in control.

DIRECTOR COMPENSATION

Overview

All the compensation packages for each of directors are proposed by the Remuneration Committee and approved by the Board of Directors. Director compensation packages in 2011 generally consist of cash compensation and long-term incentive equity compensation.

Cash compensation .  In July 2010, the Remuneration Committee, after taking market practice into consideration, proposed to standardize the amount of cash compensation for each of directors to $2,000 per month, which was approved by the Board. As such, all employee directors and non-employee directors were entitled to a uniform monthly cash compensation of $2,000 for their service effective from July 1, 2010. In November 2011, the Remuneration Committee proposed a reduction of monthly cash compensation for each director from $2,000 to $1,500  effective from November 1, 2011 which was approved by the Board.

Long-Term Incentive Equity Compensation .  The Board believes that stock-based awards promote the long-term growth and profitability of the Company by providing directors with incentives to improve shareholder value and contribute to the success of the Company. Stock-based awards were proposed to non-employee directors only as such awards had already been granted to employee directors under their current executive compensation packages. Our Board determined the number of stock to be granted to non-employee directors for their service by considering the aggregate fair value as at the grant date of the past stock awards given to non-employee director and the Company’s performance. In July 2010, non-employee directors, Mr. Ronald Lee, Mr. Gerald Godfrey and Mr. Serge Choukroun were also granted an award of 120,000 shares each, at a fair value of $18,000 at the date of grant and to be vested on July 1, 2011, for their one-year service from July 1, 2010 to June 30, 2011. In July 2011, the non-employee directors, Mr. Ronald Lee, Mr. Gerald Godfrey and Mr. Serge Choukroun were also granted an award of 120,000 shares each, at a fair value of $3,900 at the date of grant and to be vested on July 1, 2012, for their one-year service from July 1, 2011 to June 30, 2012. In November 2011, the non-employee directors, Mr. Charles Liu was granted an award of 75,000 shares each, at a fair value of $10,050 at the date of grant and to be vested on June 30, 2012, for his services from November 16, 2011 to June 30, 2012

The following table provides information about the compensation earned by directors who served during fiscal year 2011:

Name of director(3)	Fees Earned or Paid(1) in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Earnest Leung	23,000	-	-	-	-	-	23,000
Godfrey Hui	23,000	-	-	-	-	-	23,000
Ronald Lee*	23,000	3,900	-	-	-	-	26,900
Gerald Godfrey*	23,000	3,900	-	-	-	-	26,900
Serge Choukroun*	23,000	3,900	-	-	-	-	26,900
Charles Liu*	2,250	10,050	-	-	-	-	12,300

*Non-employee directors

(1)  For the service period from January to October 2011, both the employee directors and non-employee directors were entitled to a monthly cash compensation of $2,000 which was subsequently reduced to $1,500 effective on November 1, 2011.

(2)  As required by SEC rules, amounts in the column “Stock Awards” present the aggregate grant date fair value of awards made each year computed in accordance with ASC Topic 718. The grant date fair value of each of the directors’ award is measured based on the closing price of our common stock on the date of grant. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees, executives and directors is generally recognized over the requisite services period.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (A)	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights (B)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (A)) (C)

Equity compensation plans approved by security holders	-	-	700,548(1)

Equity compensation plans not approved by security holders	20,000(2)	$3.5	-

Total	20,000(2)	$3.5	700,548

(1)
We reserved 600,000 shares for issuance under our 2004 Stock Incentive Plan, of which 200,000 shares are still available for issuance as of December 31, 2011. We reserved 21,400,000 shares for issuance under our Amended and Restated 2007 Equity Incentive Plan of which 500,548 are still available for issuance as of December 31, 2011. See below subsection - " Equity Incentive Plans" for more information about the plan.

(2)
A warrant to purchase 20,000 shares of restricted common stock was granted to a consultant on August 25, 2006 with an exercise price of $3.5 per share. The warrant shall remain exercisable until August 25, 2016. The warrant remained unexercised as of December 31, 2011.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of April 16, 2012, regarding the beneficial ownership of our common stock (a) by each stockholder who is known by the Company to own beneficially in excess of 5% of our outstanding common stock; (b) by each of the Company’s officers and directors; (c) and by the Company’s officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. Unless otherwise identified, the address of the directors and officers of the Company listed above is Room 2120 & 2122, Leighton Centre, 77 Leighton Road, Causeway Bay, Hong Kong.

Title of Class	Name and Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership (1)	Percent of Class (4)
Common Stock	Earnest Leung	CEO and Director	54,997,334 (2)	45.4
Common Stock	Godfrey Hui	Deputy CEO and Director	13,105,112	13.6
Common Stock	Jennifer Fu	CFO	202,000	*
Common Stock	Ronald Lee	Director	120,000	*
Common Stock	Gerald Godfrey	Director	120,000	*
Common Stock	Serge Choukroun	Director	-	-
Common Stock	Charles Liu	Director	-	-
All Officers and Directors as a group (7 persons named above)			68,544,446
Common Stock	Keywin Holdings Limited (5) Room 902, 9/F1., Universal Trade Centre, 3 Arbuthnot Road, Central, Hong Kong	5% Security Holder	48,704,734 (3)	40.2
Common Stock	Sino Portfolio International Ltd(6) 3104 -7, 31/F, Central Plaza, 18 Harbour Road, Hong Kong	5% Security H Older	27,536,288	28.5
Total Shares Owned by Persons Named above			96,080,734

  * Less than 1%

(1)   Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)   Includes 24,141,897 shares held by Keywin Holdings Limited of which Dr. Earnest Leung is the director and also an option for Keywin Holdings Limited to purchase an aggregate of 24,562,837 shares of the Company’s common stock, exercisable for an aggregate purchase price of $2,000,000 by July 1, 2012.

(3)   Includes an option to purchase an aggregate of 24,562,837 shares of the Company’s common stock, exercisable for an aggregate purchase price of $2,000,000 by July 1, 2012.

(4)   A total of 96,504,467 shares of our common stock outstanding are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of April 16, 2012. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(5)   Dr. Earnest Leung, its sole director, and Ms Pui Chu Tang, its shareholder and Dr. Leung’s spouse, have voting and dispositive control over the shares held by Keywin Holdings Limited.

(6)   Ms Angela Chen, its sole director, and Mrs. Chen Yang Foo Oi, its shareholder, have voting and dispositive control over the shares held by Sino Portfolio International Ltd.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Except as set forth below, during our last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any director or executive officer or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest:

In April 2009, in connection with debt restructuring, Statezone Ltd. of which Dr. Earnest Leung, the Company’s Chief Executive Officer and a Director (being appointed on July 15, 2009 and May 11, 2009 respectively) is the sole director, provided agency and financial advisory services to the Company. Accordingly, the Company paid an aggregate service fee of $350,000 of which $250,000 has been recorded as issuance costs for 1% Convertible Promissory Notes and $100,000 has been recorded as prepaid expenses and other current assets, net since April 2009. Such $100,000 is refundable unless Keywin Option is exercised and completed.

On January 1, 2010, the Company and Keywin, of which Dr. Earnest Leung is the director and his spouse is the sole shareholder, entered into the third Amendment, pursuant to which the Company agreed to further extend the exercise period for the Keywin Option under the Note Exchange and Option Agreement between the Company and Keywin, to purchase an aggregate of 24,562,837 shares of our common stock for an aggregate purchase price of $2,000,000, to an eighteen-month period ended on October 1, 2010, and provide the Company with the right to unilaterally terminate the exercise period upon 30 days’ written notice. On September 30, 2010 and June 1, 2011, the exercise period for the Keywin Option was extended to a twenty-seven-month period ended on June 30, 2011 and a thirty-three-month period ended on January 1, 2012 respectively. On December 30, 2011, the exercise period for the Keywin Option was further extended to a thirty-nine-month period ending on July 1, 2012.

In February 2010, the receivable from China Boon Holdings Limited (“China Boon”), of which Dr. Earnest Leung is the former chief executive officer and director, in the aggregate amount of $413,309 was fully settled. The balance is unsecured, bears no interest and repayable on demand.

During the year ended December 31, 2011, the Company received an aggregate loans from Dr. Earnest Leung amounting to $291,458 and repaid loans of $68,124 to Dr. Earnest Leung. The amount is unsecured, bears no interest and repayable on demand. The maximum amount outstanding during the year ended December 31, 2011 is $223,334. As of December 31, 2011, the Company recorded an amount of $223,334 payable to director.

Related Party Transaction Policy

Our Company has adopted a written Related Party Transaction Policy, or the Policy, for the purpose of describing the procedures used to identify, review, approve and disclose, if necessary, any transaction in which (i) the Company is a participant and (ii) a related person has or will have a direct or indirect material interest.

Once a related party transaction in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Audit Committee shall consider all relevant facts and circumstances, including the following factors:

●	the benefits to the Company of the transaction;
●	the nature of the related party’s interest in the transaction;
●	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and its stockholders;
●	the potential impact of the transaction on a director’s independence; and
●	any other matters the Audit Committee deems appropriate.

No director may participate in any discussion, approval or ratification of a transaction in which he or she is a related person.

RE-ELECTION OF DIRECTORS

The Board of Directors is currently comprised of five (5) directors. On July 30 2012, the Board of Directors recommended the re-election of Earnest Leung, Godfrey Hui, Ronald Lee, Gerald Godfrey and Charles Liu to the stockholders. The re-election of each of Earnest Leung, Godfrey Hui, Ronald Lee, Gerald Godfrey and Charles Liu was approved pursuant to the Written Consent and each of them will serve as a director until our 2013 annual stockholders’ meeting and until their respective successors are duly elected and qualified or earlier resignation or removal

Information about our Directors

Set forth below is information regarding our elected directors as of July 30, 2012:

Name	Age	Position	Director Since
Earnest Leung	55	Chief Executive Officer and Chairperson of the Board	2009
Godfrey Hui	52	Deputy Chief Executive Officer and Director	2002
Ronald Lee	65	Director	2009
Gerald Godfrey	84	Director	2009
Charles Liu	62	Director	2011

Earnest Leung has served as the Company’s director since May 11, 2009, and as Chief Executive Officer and Chairperson of the Board of the Company since July 15, 2009. Dr. Leung has over 20 years’ experience in the investment banking industry.  Since November 2004, he has worked as a financial advisor and consultant in Hong Kong and currently serves as a director of Keywin Holdings Limited, an investment company, and of Statezone Ltd, a financial consulting company owned and controlled by Dr. Leung. From June 2009 to August 2011, he also served as a director and chief executive officer of China Boon Holdings Limited, which is listed on Hong Kong Main Board engaging in the distribution of consumer electronic products and home appliances as well as trading of scrap metals and leather and extending its business to cemetery business in 2009.  Prior to that, Dr. Leung served, from September 1994 to October 2004, as Senior Director and Head of Investment, Asia for American Express Bank.  Dr. Leung also held various senior investment positions with BNP Paribas Bank, New Zealand Insurance and Bank of America Trust. Dr. Leung holds an honorary doctor degree from International American University. Dr. Leung was appointed as a director because of his extensive knowledge of capital markets through his various senior positions in financial institutions and because of his in-depth business management experience.

Godfrey Hui has served as Company’s director since April 2002, and as Deputy Chief Executive Officer since July 15, 2009. Mr. Hui also served from April 2002 to July 2009 as the Company’s Chief Executive Officer. Mr. Hui had over twenty years’ experience in the hotel industry prior to founding our Company. He has worked for several international and regional hotel groups, including Hopewell Holdings Limited, a Hong Kong based real estate developer, where Mr. Hui worked in various capacities including Director of Operations, Finance and Development of the Hotel Division, Executive Assistant to the Chairman, Chairman of the Executive Committee, and Group Financial Controller and was responsible for management and financial issues, and Mega Hotels Management Limited (now a subsidiary of Hopewell), where he served as Director of Finance, Development and Operations. Mr. Hui holds a Bachelor of Science in Business Management from the Chinese University of Hong Kong and a Master’s Degree in Finance and Investment from the University of Hull. Mr. Hui also serves as an independent non-executive director of Vinda International Holdings Limited, which is listed on Hong Kong Main Board engaging in manufacturing and sale of household consumable paper. Mr. Hui was appointed as a director because he is the founder of the Company and has served as a member of our Board since 2002. He has in-depth knowledge of the Company’s operation, strategy, financial condition and competitive position.

Ronald Lee has served as the Company’s director since July 2, 2009. Mr. Lee is the founder and has served as the Sole Proprietor of Ronald H. T. Lee & Co., Certified Public Accountants since 1973. He also has served as senior consultant of UHY Vacation HK CPA Limited, Chartered Accountants, Certified Public Accountants since 2007. Mr. Lee has over 40 years’ experience in accounting industry. Mr. Lee graduated from the Hong Kong Technical College in 1967 (now the Hong Kong Polytechnic University) and is a fellow member of the Australian Society of Certified Practising Accountants and the Hong Kong Institute of Certified Public Accountants. He is also an associate member of the Institute of Chartered Accountants in England & Wales, The Taxation Institute of Hong Kong and the Society of Chinese Accountants and Auditors. Mr. Lee was appointed as a director due to his extensive auditing experience and financial expertise with over 40 years’ experience in the accounting industry, which provides a strong foundation to serve as the Chairman of our Audit Committee.

Gerald Godfrey has served as the Company’s director since July 2, 2009. Mr. Godfrey is now retired, was a partner with Charlotte Horstmann & Gerald Godfrey Ltd., a Hong Kong-based company that dealt in Asian antiques and art, from 1955 to 2005. From 1997 to 2003, Mr. Godfrey served as an independent non-executive director of the Millennium Group, a Hong-Kong based company that assists corporations, developers and investors with selling, leasing or investing in office, industrial, distribution, retail, land and resort properties in Asia. Mr. Godfrey served as Honorary Consul General to the Kingdom of Morocco from 1984 to 2004, and voting member of the Hong Kong Jockey Club. Mr. Godfrey received an M.A. from the Oxford University in 1951. Mr. Godfrey was appointed as a director because of his strong network connection and also his extensive company board and committee experience.

Charles Liu has serviced as the Company’s director since November 8, 2011. Mr. Liu has over 38 years’ experience in the banking industry, and has worked since January 2009 as a financial advisor to various listed and private companies. Prior to that, Mr. Liu served from August 1970 to December 2008, in various capacities with Citibank Hong Kong, and since March 2004, as Director of its Asia Pacific Regional Processing Center, focusing on syndicated loans, agencies and trusts. Mr. Liu was appointed as a director because of his extensive knowledge of capital markets through his various senior positions in banking industry.

There are no arrangements or understandings among any of the directors, director nominees, executive officers or any other persons pursuant to which any director nominees was elected to serve as a director.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board has pre-approved Hong Kong Great Wall Certified Public Accountants Limited, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries and variable interest entity for the fiscal year ending December 31, 2012, and to perform all auditing services and all audit related, tax or other services not prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act.

Such pre-approval was ratified pursuant to the Written Consent. Although action by stockholders is not required by law, the Board has determined that it is desirable to seek ratification of this pre-approval by the stockholders. Notwithstanding the appointment, the Board, in its discretion, may direct the appointment of new independent registered public accounting firms at any time during the year, if the Board feels that such a change would be in the best interest of the Company and its stockholders.

On May 17, 2012, the Board of Directors of Network CN, Inc. (the “Company”) authorized the dismissal of Baker Tilly Hong Kong Limited (“BTHK”) as the Company’s independent auditor. Concurrent with BTHK’s departure as the Company’s independent auditor, on May 17, 2012, the Board of Directors of the Company approved the appointment of Hong Kong Great Wall Certified Public Accountants Limited (“HKGW”) as the Company’s independent auditor. The aggregate fees billed for services rendered by our former auditors for the fiscal years ended December 31, 2011 and 2010 are described below under the caption “Principal Accountant Fees and Services.”

Principal Accounting Fees and Services

Baker Tilly Hong Kong Limited is our Principal Independent Registered Public Accountant engaged to audit our financial statements for the fiscal years ended December 31, 2011 and 2010. The following table shows the fees that we paid or accrued for the audit and other services provided by Baker Tilly Hong Kong Limited, for the fiscal years ended December 31, 2011 and 2010.

Fee Category	2011	2010
Audit Fees	$92,346	$92,346
Audit-Related Fees	$--	$--
Tax Fees	$--	$--
All Other Fees	$--	$--

Audit Fees

This category consists of fees for professional services rendered by our principal independent registered public accountant for the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

This category consists of fees for assurance and related services by our principal independent registered public accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”. The services for the fees disclosed under this category include consultations concerning financial accounting and reporting standards.

Tax Fees

This category consists of fees for professional services rendered by our principal independent registered public accountant for tax compliance, tax advice, and tax planning. .

All Other Fees

This category consists of fees for services provided by our principal independent registered public accountant other than the services described above.

Policy on Pre-Approval of Audit Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. All audit services (including statutory audit engagements as required under local country laws) must be accepted by the Audit Committee before the audit commences.

Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services.

All services provided by Baker Tilly Hong Kong Limited during the fiscal years ended December 31, 2011 and 2010 were pre-approved by the Audit Committee.

 APPROVAL OF THE AMENDMENT OF 2007 EQUITY INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER
OF SHARES OF COMMON STOCK OF THE COMPANY THAT MAY BE ISSUED AND SOLD

On July 30, 2012, the Board of Directors approved the amendment and restatement of the 2007 Network CN Inc. Equity Incentive Plan (the “Amended 2007 Plan”), with the only change being to increase the maximum number of shares of common stock of the Company, par value $0.001 per share that may be issued and sold under the 2007 Plan from 21,400,000 to 31,400,000, and recommended approval of the amendment by the Stockholders in accordance with the 2007 Plan. The Board of Directors believes that such arrangements will be instrumental for us to be able to continue to attract and retain outstanding employees. The Amended 2007 Plan was approved pursuant to the Written Consent. A copy of the Amended 2007 Plan is attached as Exhibit A to this Information Statement.

Reason for Amendment

The Company has already issued the maximum amount of shares of common stock issuable under the current 2007 Plan and the Board of Directors believes that increasing the maximum number of shares of common stock that may be issued under the Plan will be instrumental for us to continue to attract and retain outstanding employees.

Summary of the Amended 2007 Plan

Purpose. The purpose of the Amended 2007 Plan is to promote the interests of the Company, by providing eligible persons employed by or serving the Company or any subsidiary or parent with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue in such employ or service.

Administration of the Plan. The Amended 2007 Plan may be administered by either the Board of Directors or, at the discretion of the Board, a committee of the Board (the “Administrator”). The Administrator has broad discretion and authority in administering the Amended 2007 Plan, including the right to reduce the exercise price of any option, or to accelerate vesting.

Types of Awards. The Administrator may authorize the following types of awards under the Amended 2007 Plan: (1) the grant of “incentive” stock options which are options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (“ISOs”); and (2) the grant of options which do not meet those requirements (“Non-Qualified Options”).

Eligible Participants. All employees, directors, consultants and advisors of the Company and any of its subsidiaries are eligible to receive awards under the Amended 2007 Plan.

Shares Subject to the Plan. We may issue up to 31,400,000 shares of our Common Stock pursuant to the Amended 2007 Plan. Any share subject to an option that terminates or expires without being exercised becomes available for future awards under the Amended 2007 Plan. No eligible person shall be granted options during any twelve-month period covering shares of common stock with the aggregate fair market value of more than $100,000.

Terms and Conditions of Options. The exercise price of any option, may not be less than the fair market value of the Common Stock on the date of grant (110% of the fair market value for options granted to 10% stockholders). No option may be exercised more than 10 years after the date of grant (five years with respect to options granted to 10% stockholders). No option may be transferred or assigned without the consent of the Administrator except by will or the laws of descent and distribution. The exercise price of options may be paid in cash or, with the consent of the Administrator, by a full recourse promissory note, delivery of other shares of Common Stock (including shares acquired upon exercise of the related options), or by cashless exercise, to the extent and subject to applicable regulations.

Amendments to the Plan. The Board may amend, alter, suspend or discontinue the Plan at any time. No amendment, alteration, suspension or discontinuance requires stockholder approval unless such approval is required to preserve incentive stock option treatment for federal income tax purposes or the Board otherwise concludes that stockholder approval is advisable or required by law.

Termination of the Plan. The Plan shall terminate upon the earlier of (1) the expiration of the ten year period measured from the date the Plan is adopted by the Board or (2) termination by the Board. All options and unvested stock issuances outstanding at the time of the termination of the Plan shall continue in effect in accordance with the provisions of the documents evidencing those options or issuances.

Certain U.S. Federal Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Amended 2007 Plan based on applicable provisions of the Internal Revenue Code and Treasury Regulations now in effect.

General. A recipient of an award of options under the Amended 2007 Plan realizes no taxable income at the time of grant.

Incentive Stock Options. The holder of an ISO does not recognize taxable income upon exercise of the ISO. In order to retain this tax benefit, the holder must make no disposition of the shares so received for at least one year from the date of exercise and at least two years from the grant of the ISO. Assuming compliance with this and other applicable tax provisions, the holder will realize long-term capital gain or loss when he or she disposes of the shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If a holder disposes of shares acquired by exercise of an ISO before the expiration of the above-noted periods, the gain arising from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of (i) the fair market value of the shares on the date the ISO was exercised or (ii) the amount realized upon such disposition exceeds the exercise price. Any amount realized in excess of the fair market value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

For purposes of the alternative minimum tax, the holder will recognize as an addition to his or her tax base, upon the exercise of an ISO, an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. If the holder makes a disqualifying disposition in the year of exercise, the holder will recognize taxable income for purposes of the regular income tax and the holder’s alternative minimum tax base will not be additionally increased.

Nonqualified Options. The holder of a Non-Qualified Option recognizes ordinary income at the time of the exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. This taxable income is subject to payroll tax withholding if the holder is an employee. When a holder disposes of shares acquired upon the exercise of a Non-Qualified Option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

Deduction to the Company. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient of an award is considered to have realized ordinary income as a result of the award, assuming that the limitation under Section 162(m) of the Internal Revenue Code is not applicable.

Outstanding Awards

The following table sets forth the equity awards outstanding at December 31, 2011 for each of the named executive officers.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Earnest Leung	-	-	-	-	-	-
Godfrey Hui	-	-	-	-	-	-
Jennifer Fu	-	-	-	-	-	-

OTHER MATTERS

As of the date of this Information Statement, the Board of Directors knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of our issued and outstanding voting securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Network CN Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Earnest Leung
Earnest Leung, Chief Executive Officer
July 30, 2012

EXHIBIT A

NETWORK CN INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

1.1	PURPOSE OF THE PLAN

This Plan is intended to promote the interests of Network CN Inc. (the “Corporation”), by providing eligible persons employed by or serving the Corporation or any Subsidiary or Parent with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

1.2	STRUCTURE OF THE PLAN

1.2.1	The Plan shall be divided into two separate equity programs:

(a)	the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(b)
the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

1.2.2	The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

1.3	ADMINISTRATION OF THE PLAN

1.3.1
The Board shall administer the Plan. However, any or all administrative functions otherwise exercisable by the Board may be delegated to a Committee.  Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. The initial Committee and Plan Administrator shall be the Chief Executive Officer of the Corporation; provided that he/she remains a director of the Corporation.

1.3.2
The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issued under the Plan as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option grant or stock issued under the Plan.

1.3.3
The Plan Administrator shall have full authority to determine, (1) with respect to the grants made under the Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (2) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares. Each option grant or stock issuance approved by the Plan Administrator shall be evidenced by the appropriate documentation.

1.4	ELIGIBILITY

1.4.1	The persons eligible to participate in the Plan are as follows:

(a)	employees;

(b)	members of the Board and the members of the board of directors of any Parent or Subsidiary; and

(c)	independent contractors who provide services to the Corporation (or any Parent or Subsidiary).

1.5	STOCK SUBJECT TO THE PLAN

1.5.1
The shares issuable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock. The maximum number of shares of Common Stock that may be issued and outstanding or subject to options outstanding under the Plan shall not exceed Thirty One Million and Four hundred thousand (31,400,000) shares.

1.5.2
Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (1) the options expire or terminate for any reason prior to exercise in full or (2) the options are cancelled in accordance with the cancellation and re-grant provisions of Article Two. Unvested Shares issued under the Plan and subsequently repurchased by the Corporation, at a price per share not greater than the option exercise or direct issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

1.5.3
Should any change be made to the Common Stock by reason of any stock split, stock dividend, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (1) the maximum number and/or class of securities issuable under the Plan and (2) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final and binding. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

1.5.4
The grant of options or the issuance of shares of Common Stock under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO

OPTION GRANT PROGRAM

2.1	OPTION TERM

2.1.1
Exercise.  Each option shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Non-Statutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall be subject to the terms and conditions of the Plan:

2.1.2
Exercise Price.  The Plan Administrator shall fix the exercise price per share, subject to any requirements of U.S. federal and state securities laws. However, with respect to Incentive Stock Options, (a) if the option is granted to a 10% Stockholder, the exercise price per share must not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted, and (b) if the option is granted to an Optionee who is not a 10% Stockholder, the exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the date the option is granted. Notwithstanding the foregoing, options may be granted with a per share exercise price other than as required above pursuant to a merger or other corporate transaction. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section 4.1 and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price (and any applicable withholding taxes) may also be paid as follows:

(a)
in shares of Common Stock held for the requisite period, if any, necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(b)
to the extent the option is exercised for Vested Shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

2.1.3
Exercise and Term of Options Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no Incentive Stock Option shall have a term in excess of ten years measured from the option grant date.

2.1.4	Effect of Termination of Service.

(a)	The following provisions shall govern the exercise of any options granted to the Optionee that remain outstanding at the time the Optionee’s Service ceases:

(i)
Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then each option shall be exercisable for the number of shares subject to the option that were Vested Shares at the time the Optionee’s Service ceased and shall remain exercisable until the close of business on the earlier of (i) the three month anniversary of the date Optionee’s Service ceased or (ii) the expiration date of the option.

(ii)
Should the Optionee cease to remain in Service by reason of death or Disability, then each option shall be exercisable for the number of shares subject to the option which were Vested Shares at the time of the Optionee’s Service ceased and shall remain exercisable until the close of business on the earlier of (i) the twelve month anniversary of the date Optionee’s Service ceased or (ii) expiration date of the option.

(iii)
No additional vesting will occur after the date the Optionee’s Service ceases, and the option shall immediately terminate with respect to the Unvested Shares. Upon the expiration of any post-Service exercise period or (if earlier) upon the expiration date of the term of the option, the option shall terminate with respect to the Vested Shares.

(iv)
Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct, then each outstanding option granted to the Optionee shall terminate immediately with respect to all shares.

(b)
Understanding that there may be adverse tax and accounting consequences to doing so, the Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)
extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service for such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option, and/or

(ii)
permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of Vested Shares for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

2.1.5
Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the recordholder of the purchased shares.

2.1.6
Unvested Shares. The Plan Administrator shall have the discretion to grant options that are exercisable for Unvested Shares. Should the Optionee’s Service cease while the shares issued upon the early exercise of the Optionee’s option are still unvested, the Corporation shall have the right to repurchase, any or all of those Unvested Shares at the lower of (1) the exercise price paid per share, or (2) the Fair Market Value per share on the date the Optionee’s Service ceased. Once the Corporation exercises its repurchase right, the Optionee shall have no further stockholder rights with respect to those shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Any such repurchase must be made in accordance with applicable corporate law. The Plan Administrator may set the vesting schedule, subject to applicable U.S. federal and state securities laws.

2.1.7
Limited Transferability of Options. An Incentive Option shall be exercisable only by the Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. A Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family (as defined in Rule 701 promulgated by the Securities and Exchange Commission) or to a trust established exclusively for one or more such family members or to the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

2.2	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.2, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section 2.2.

2.2.1	Eligibility. Incentive Options may only be granted to Employees.

2.2.2
Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000.

2.2.3
Term of Option Granted to a 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five years measured from the date the option is granted.

2.3	CHANGE IN CONTROL

2.3.1
The shares subject to each option outstanding under the Plan at the time of a Change in Control shall automatically become Vested Shares, and each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option. However, the shares subject to an outstanding option shall not become Vested Shares on an accelerated basis if and to the extent: (1) such option is assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (2) such option is to be replaced with a cash incentive program of the Corporation or any successor corporation which preserves the spread existing on the Unvested Shares at the time of the Change in Control and provides for subsequent payout of that spread no later than the time the Optionee would vest in those Unvested Shares or (3) the acceleration of such option is subject to other limitations imposed by the Plan Administrator.

2.3.2
All outstanding repurchase rights under the Option Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, in the event of any Change in Control, except to the extent: (1) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction, (2) the property (including cash payments) issued with respect to Unvested Shares is to be held in escrow and released in accordance with the vesting schedule in effect for the Unvested Shares pursuant to the Change in Control transaction or (3) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

2.3.3
Immediately following the consummation of the Change in Control, all outstanding options shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

2.3.4
Each option that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control, had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to (1) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control and (2) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the holders of the Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

2.3.5
The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure one or more options so that the option shall become immediately exercisable and some or all of the shares subject to those options shall automatically become Vested Shares (and some or all of the repurchase rights of the Corporation with respect to the Unvested Shares subject to those options shall immediately terminate) upon the occurrence of a Change in Control or another specified event, or the Optionee’s Involuntary Termination within a designated period following a specified event.

2.3.6
In addition, the Plan Administrator may provide that one or more of the Corporation’s outstanding repurchase rights with respect to some or all of the shares held by the Optionee at the time of a Change in Control or other specified event, or the Optionee’s Involuntary Termination following a specified event, shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall become Vested Shares at that time.

2.3.7
The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation set forth in Section 2.2.2 is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

2.4	CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

3.1	OPTION TERM

3.1.1
Stock Awards.  Each stock bonus agreement and restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The term and conditions as the Board shall deem appropriate. The terms and conditions of such stock bonus and restricted stock purchase agreements may change from time to time, and the terms and conditions of separate stock bonus or restricted stock purchase agreements need not be identical, but each stock bonus and restricted stock purchase agreement shall be subject to the terms and conditions of the Plan.

3.1.2	Purchase Price.

(a)	The Plan Administrator shall fix the purchase price per share, subject to any requirements of U.S. federal and state securities laws.
(b)	Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)	cash or check made payable to the Corporation,

(ii)	past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii)	a promissory note to the extent permitted by Section 4.1.

3.1.3	Vesting Provisions.

(a)
Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be Vested Shares or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.

(b)
Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s Unvested Shares by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (a) the same vesting requirements applicable to the Participant’s Unvested Shares treated as if acquired on the same date as the Unvested Shares and (b) such escrow arrangements as the Plan Administrator shall deem appropriate.

(c)
The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

(d)
Should the Participant cease to remain in Service while holding one or more Unvested Shares issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such Unvested Shares, then the Corporation shall have the right to repurchase the Unvested Shares at the lower of (a) the purchase price paid per share or (b) the Fair Market Value per share on the date Participant’s Service ceased or the performance objective was not attained. The terms upon which such repurchase right shall be exercisable shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Any repurchase must be made in compliance with applicable law.

(e)
The Plan Administrator may in its discretion waive the surrender and cancellation of one or more Unvested Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s Service ceases or he or she attains the applicable performance objectives.

3.2	CHANGE IN CONTROL

3.2.1
Upon the occurrence of a Change in Control, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, except to the extent: (1) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction, (2) the property (including cash payments) issued with respect to the Unvested Shares is held in escrow and released in accordance with the vesting schedule in effect for the Unvested Shares pursuant to the terms of the Change in Control transaction, or (3) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

3.2.2
The Plan Administrator shall have the discretionary authority, exercisable either at the time the Unvested Shares are issued or any time while the Corporation’s repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate in whole or in part on an accelerated basis, and some or all of the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, in the event of a Change of Control or other event or the Participant’s Service is terminated by reason of an Involuntary Termination within a designated period following a Change in Control or any other specified event.

ARTICLE FOUR

MISCELLANEOUS

4.1	FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note secured by the purchased shares. The Plan Administrator, after considering the potential adverse tax and accounting consequences, shall set the remaining terms of the note. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (B) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

4.2	FIRST REFUSAL RIGHTS

Upon the grant of options or shares, the Corporation may impose a right of first refusal with respect to any proposed disposition by the Optionee or Participant (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable and lapse in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

4.3	SHARE ESCROW/LEGENDS

Unvested Shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Unvested Shares vest or may be issued directly to the Participant or Optionee with restrictive legends on the certificates evidencing the fact that the Participant or Optionee does not have a vested right to them.

4.4	EFFECTIVE DATE AND TERM OF PLAN

4.4.1
The Plan shall become effective when adopted by the Board, but no Incentive Stock Options granted under the Plan may be exercised until the Corporation’s stockholders approve the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

4.4.2
The Plan shall terminate upon the earlier of (1) the expiration of the ten year period measured from the date the Plan is adopted by the Board or (2) termination by the Board. All options and unvested stock issuances outstanding at the time of the termination of the Plan shall continue in effect in accordance with the provisions of the documents evidencing those options or issuances.

4.5	AMENDMENT OR TERMINATION OF THE PLAN

4.5.1
The Board shall have complete and exclusive power and authority to amend or terminate the Plan or any awards made thereunder in any or all respects. However, no such amendment or termination shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or termination. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

4.5.2
Although there may be adverse accounting consequences to doing so, options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve months after the date the first such excess grants or issuances are made, then (1) any unexercised options granted on the basis of such excess shares shall terminate and (2) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled.

4.6	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for any corporate purpose.

4.7	WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

4.8	REGULATORY APPROVALS

The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (A) upon the exercise of any option or (B) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

4.9	NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

4.10	GOVERNING LAW

The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

 Adopted by the Board of Directors on July 30, 2012

APPENDIX

The following definitions shall be in effect under the Plan:

A.  Board shall mean the Corporation’s Board of Directors.

B.  Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a stockholder-approved merger, consolidation or other reorganization in which securities representing more than 50% of the total combined voting power of the Corporation’s outstanding securities are beneficially owned, directly or indirectly, by a person or persons different from the person or persons who beneficially owned those securities immediately prior to such transaction;

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13-d3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities from a person or persons other than the Corporation.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control. In no event shall a merger of the Corporation’s Parent with the Corporation constitute a Change in Control.

C.  Code shall mean the Internal Revenue Code of 1986, as amended.

D.  Committee shall mean a committee of one or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

E.  Common Stock shall mean the Corporation’s common stock.

F.  Corporation shall mean Network CN Inc., a Delaware corporation, or the successor to all or substantially all of the assets or the voting stock of Network CN Inc. which has assumed the Plan.

G.  Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.

H.  Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.  Exercise Date shall mean the date on which the option has been exercised in accordance with the applicable option documentation.

J.  Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the sales prices of the Common Stock is at the time quoted in the over-the-counter market on the electronic bulletin board, the last reported sales price or, if no such price is reported for such security, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., in each case for such date or, is such date was not a trading day for such security, on the next preceding date that was a trading day.

(iv) If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market or quoted in the over-the-counter market on the electronic bulletin board or in the “pink sheets” by the National Quotation Bureau, Inc., then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate but shall be determined without regard to any restriction other than a restriction which, by its term will never lapse.

K. Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

L.  Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (B) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation or any Parent or Subsidiary employing the individual, or (C) a relocation of such individual’s place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected without the individual’s written consent.

M. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner; provided, however, that if the term or concept has been defined in an employment agreement between the Corporation and the Optionee or Participant, then Misconduct shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

N. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O. Non-Statutory Option shall mean an option that does not satisfy the requirements of Code Section 422.

P. Option Grant Program shall mean the option grant program in effect under the Plan.

Q. Optionee shall mean any person to whom an option is granted under the Plan.

R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

T. Plan shall mean the Network CN Inc. 2007 Stock Option/Stock Issuance Plan, as set forth in this document.

U. Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

V. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a member of the board of directors or an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

W. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

X. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

Y. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Z. 10% Stockholder shall mean the owner of stock (after taking into account the constructive ownership rules of Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

AA. Unvested Shares shall mean shares of Common Stock which have not vested in accordance with the vesting schedule applicable to those shares or any special vesting acceleration provisions and which are subject to the Corporation’s repurchase right.

BB.  Vested Shares shall mean shares of Common Stock which have vested in accordance with the vesting schedule applicable to those shares or any special vesting acceleration provisions and which are no longer subject to the Corporation’s repurchase right.